Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated April 27, 2026, by and between Cineverse Corp., a Delaware corporation (the “Company”), and OCI-Cinedigm, LLC, a New Jersey limited liability company (“Holder”).

RECITALS:

WHEREAS, the Holder holds 3.118 shares (the “Preferred Shares”) of the Company’s Series A Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company and the Holder desire to exchange the Holder’s Preferred Shares for shares (the “Common Shares”) of Class A common stock of the Company, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

ARTICLE I

DEFINITIONS
1.1
Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” has the meaning ascribed thereto in Rule 405 promulgated under the Securities Act.

“Assignee” has the meaning ascribed thereto in Section 5.3(c).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Incorporation” means the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended to date.

“Closing” means the closing of the initial exchange of Preferred Shares for Common Shares in Tranche 1 (in accordance with the Exchange Schedule).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” has the meaning ascribed thereto in the recitals.

“Common Stock” has the meaning ascribed thereto in the recitals.

“Company 2025 Balance Sheet” has the meaning ascribed thereto in Section 3.6.

“Company Consolidated Financial Statements” has the meaning ascribed thereto in Section 3.6.

“Dividend Due” means, with respect to the Preferred Shares being exchanged by the Holder at a particular time, the amount of accrued but unpaid dividends payable with respect to such Preferred Shares, accrued through the date of the applicable Closing or Subsequent Closing, with the payment thereof to be made in shares of Common Stock calculated in the same manner that dividends on the Series A Preferred Stock have been paid immediately prior to the date of this Agreement.

“Exchange” means the exchange of the Preferred Shares for the Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Schedule” has the meaning ascribed thereto in Section 2.1(c).

“GAAP” has the meaning ascribed thereto in Section 3.6.

“Material Adverse Effect” means an event that results in or causes a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or property ofz the Company and its material subsidiaries, taken as a whole, (b) the ability of any of the Company to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement or the rights and remedies of the Holder.

“Nasdaq” shall have the meaning ascribed thereto in the definition of Trading Market.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” has the meaning ascribed thereto in the recitals.

“Restricted Amount” has the meaning ascribed thereto in Section 5.3(b).

“Restricted Period” has the meaning ascribed thereto in Section 5.3(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning ascribed thereto in Section 3.6.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” has the meaning ascribed thereto in the recitals.

“Subsequent Closing” means the closing of each exchange of Preferred Shares for Common Shares in Tranche 2, Tranche 3, Tranche 4 and Tranche 5 (in accordance with the Exchange Schedule) subsequent to the Closing.

“Trading Market” means the primary one of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market, or any other recognized exchange or automated quotation system (or any successors to any of the foregoing), and which is initially the Nasdaq Capital Market (“Nasdaq”).

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent for the Common Stock, and any successor transfer agent for the Common Stock.

“VWAP” means volume weighted average price of the Common Stock on the Trading Market.

ARTICLE II

EXCHANGE
2.1
The Exchange.
(a)
Closing. At the Closing and at each Subsequent Closing of the Exchange contemplated hereby, the Holder shall surrender to the Company its applicable Preferred Shares in exchange for Common Shares, in accordance with the Exchange Schedule. Upon such dates as are mutually agreed upon by the parties, the Closing and each Subsequent Closing shall occur at the offices of Kelley Drye & Warren LLP, New York, New York, or such other location as the parties shall mutually agree.
(b)
Calculation of Common Shares to be Issued. Upon the Closing and each Subsequent Closing, the number of Common Shares to be issued shall be calculated by dividing the $311,800 by the 5-day VWAP ending on the last trading day preceding the date of the applicable Closing or Subsequent Closing; provided, however, that unless the Company has obtained approval of its stockholders in accordance with Nasdaq Listing Rule 5635, in no event will the number of Common Shares calculated at a price that is less than the Minimum Price as defined in Nasdaq Listing Rule 5635(d) exceed 19.9% of the number of shares of Common Stock outstanding immediately prior to the execution of this Agreement.

(c)
Exchange Schedule. The number of Preferred Shares to be exchanged, and the timing thereof, is set forth in this Exchange Schedule:

Tranche No.	Number of Preferred Shares to be Exchanged	Timing of Exchange
1.6236		May 1, 2026
2.6236		After the sale of Tranche 1 common shares has been completed
3.6236		After the sale of Tranche 2 common shares has been completed
4.6236		After the sale of Tranche 3 common shares has been completed
5.6236		After the sale of Tranche 4 common shares has been completed

2.2
Dividend Due. Effective upon the Closing and each Subsequent Closing, the Company shall pay to the Holder, in additional shares of Common Stock based on the 5-day VWAP on the Trading Market ending on the last trading day preceding the date of the applicable Closing or Subsequent Closing, the Dividend Due on the applicable Preferred Shares being exchanged as of the date of the applicable Closing or Subsequent Closing.
2.3
Closing Deliveries.
(a)
At the Closing and at each Subsequent Closing, as applicable, the Company shall deliver or cause to be delivered to the Holder the following:
(i)
this Agreement duly executed by the Company (not applicable for Subsequent Closings);
(ii)
irrevocable instructions to the Transfer Agent to issue the applicable Common Shares required to be issued under Section 2.1 without any restrictive legend, registered as set forth on the Holders signature page to this Agreement; and
(iii)
the Dividend Due as of the date of the applicable Closing or Subsequent Closing, instructions for which may be included in the instruction letter pursuant to Section 2.3(a)(ii).
(b)
At the Closing and at each Subsequent Closing, the Holder shall deliver or cause to be delivered to the Company, the following:
(i)
this Agreement duly executed by the Holder (not applicable for Subsequent Closings); and
(ii)
the applicable Preferred Shares.
2.4
No Additional Consideration. The Common Shares shall be issued to the Holder solely in exchange for the surrender of the Preferred Shares by the Holder, and the Holder shall not pay or be required to pay any additional consideration to the Company in order to effectuate the issuance of the Common Shares to the Holder.
2.5
Cancellation of Preferred Shares. It is intended that, upon the consummation of the Exchange and in accordance with the Exchange Schedule, the Company will cancel, or cause to be cancelled, the Preferred Shares upon their exchange, and such Preferred Shares shall be null and void, and any and all rights arising thereunder shall be extinguished.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1
Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to complete the Exchange, in accordance with the terms thereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Exchange have been duly authorized by all necessary corporate action by the Company and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
3.2
No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Exchange will not (i) result in a violation of the Certificate of Incorporation, or any other organizational document of the Company, any capital stock of the Company or bylaws of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws) and applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clauses (ii) or (iii) above, to the extent that such violations would not reasonably be expected to have a Material Adverse Effect.
3.3
Securities Law Exemption. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Common Shares as contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 3(a)(9) and/or Section 4(a)(2) thereof.

3.4
Issuance of Common Shares. Upon issuance of the Common Shares in accordance with the terms of this Agreement, the Common Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issuance thereof and shall not be subject to any preemptive, participation, rights of first refusal and other similar rights.
3.5
No Integrated Offering. Except as contemplated by this Agreement and any other similar agreement to another holder of Series A Preferred Stock, the Company has not sold or issued, nor will sell or issue any securities that would be integrated with the offering of the Common Shares contemplated by this Agreement pursuant to the Securities Act and the rules and regulations or the interpretations thereunder of the Commission.
3.6
SEC Reports; Financial Statements.

The Company has filed all registration statements, forms, reports, definitive proxy statements, schedules and other documents and filings required to be filed by it under the Securities Act or the Exchange Act, as the case may be (the “SEC Reports”) since January 1, 2025. None of the Company’s subsidiaries is required to file periodic reports with the Commission pursuant to the Exchange Act. Each SEC Report (i) as of the time it was filed (or if subsequently amended, when amended), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not, at the time it was filed (or if subsequently amended or superseded by an amendment or other SEC Report, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

The Company’s consolidated financial statements (including, in each case, any notes thereto) contained in the Form 10-K for the fiscal year ended March 31, 2025 (the “Company Consolidated Financial Statements”) were prepared in accordance with generally accepted accounting principles as in effect in the United States of America (“GAAP”), applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or as may have been required by regulatory accounting principles applicable to the Company or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such Company Consolidated Financial Statements fairly presented, in all material respects, the consolidated financial position, results of operations, cash flows and shareholders’ equity of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited financial statements, to normal year-end adjustments which were not and which are not expected to be, individually or in the aggregate, material to the Company and its consolidated subsidiaries taken as a whole).

Except as set forth in the SEC Reports, including without limitation, the risk factors contained therein, and except as and to the extent set forth on the consolidated balance sheet of the Company as of March 31, 2025 (the “Company 2025 Balance Sheet”), between March 31, 2025 and the date hereof neither the Company nor any of its consolidated subsidiaries has incurred any debts, liabilities or obligations (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) of a nature that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP consistently applied, except for liabilities or obligations (i) that, in the aggregate, are adequately provided for in the Company 2025 Balance Sheet, or (ii) incurred in the ordinary course of business between March 31, 2025 and the date hereof that would not, individually or in the aggregate, have any Material Adverse Effect on (x) the business, financial condition, results of operations or assets of the Company and its subsidiaries taken as a whole, or (y) the ability of the Company to consummate the Exchange contemplated by this Agreement.

3.7
Exchange Act Registration, Trading Market.

The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Trading Market, and other than as disclosed in the SEC Reports, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Trading Market, nor has the Company received any notification that the Securities and Exchange Commission or the Trading Market is contemplating terminating such registration or listing. The Company has submitted to Nasdaq a notification of listing of additional shares with respect to the Common Shares to be issued hereunder and Nasdaq has raised no objection thereto.

3.8
Proceedings. The Company knows of no proceedings relating to the Series A Preferred Stock that are pending or threatened before any court, arbitrator or administrative or governmental body that would adversely affect such the completion of the Exchange.
3.9
Absence of Broker’s Fees. Neither the Company nor any of its officers or directors has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Company or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the Exchange.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF the holder

As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder represents, warrants and covenants with and to the Company as follows:

4.1
Authorization and Binding Obligation. The Holder has the requisite legal capacity, power and authority to enter into, and perform is obligations under, this Agreement. Each of the execution, delivery and performance of this Agreement by the Holder, and the consummation by the Holder of the Exchange, have been duly authorized by all requisite corporate action on the part of the Holder, as applicable, and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered by such Holder, and constitutes the legal, valid and binding obligations of the Holder, enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
4.2
Beneficial Owner.
(a)
The Holder owns, beneficially and of record, good and valid title to Preferred Shares being exchanged pursuant to this Agreement, free and clear of any taxes or encumbrances; and at the Closing and at each Subsequent Closing, as applicable, the Holder will convey to the Company good and valid title to the Preferred Shares surrendered by the Holder in their entirety, free and clear of any security interests, liens, adverse claims, taxes or encumbrances.
(b)
The Holder is not an Affiliate of the Company. The Holder has beneficially owned the Preferred Shares, fully paid, for at least one year as of the date hereof. The Holder represents that if the Holder subsequently becomes an Affiliate of the Company, as determined by the Holder in its sole discretion, then the Holder will submit any Common Shares it holds that do not reflect a restrictive legend under the Securities Act to the Company for such legending.
4.3
Experience of Investor. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Exchange, and has evaluated the merits and risks thereof. Such Holder is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment. The Holder qualifies as an accredited investor as defined in Rule 501 of the Securities Act.
4.4
Disclosure of Information. The Holder has access to and has reviewed the Company’s SEC Reports, including the “Risk Factors” contained therein. The Holder has had the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Common Shares.
4.5
Restricted Securities. Each Holder understands that the Common Shares are characterized as “restricted securities” as that term is defined under Rule 144 of the Securities Act and have not been registered for resale under the Securities Act or any applicable state securities law, and may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Each Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
4.6
Legends. In reliance on the representations and warranties of the Holder made herein, including in Section 4.2(b), the Common Shares will be issued without a restrictive legend affixed thereto.
4.7
Proceedings. Such Holder knows of no proceedings relating to the Series A Preferred Stock that are pending or threatened before any court, arbitrator or administrative or governmental body that would adversely affect the completion of the Exchange.

4.8
Tax Consequences. Such Holder acknowledges that the Exchange may involve tax consequences to such Holder, and that the contents of this Agreement do not contain tax advice. Such Holder acknowledges that it has not relied and will not rely upon the Company or any other Holder with respect to any tax consequences related to the Exchange. Such Holder assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with its beneficial ownership of the Preferred Shares or the Common Shares, or the Exchange.
4.9
Absence of Broker’s Fees. Neither such Holder nor any of its officers, directors, partners, managers or similar Persons has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of such Holder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the Exchange.
4.10
Reliance on Exemptions. Such Holder understands that the Common Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and such Holder’s representations, and compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of each Holder to acquire the Common Shares.
ARTICLE V

COVENANTS AND OTHER AGREEMENTS
5.1
Holding Period. For the purposes of Rule 144, the Company acknowledges that the Holder’s holding period of the Preferred Shares may be tacked onto the holding period of the Common Shares, and the Company agrees not to take a position contrary to this Section 5.1.
5.2
Removal of Restrictive Legends; Company Legal Opinion; Rule 144. The Common Shares shall be issued at the Closing and at each Subsequent Closing, as applicable, without any restrictive legend, based on the available tacking of the holding period under Section 5.1 of the Preferred Shares, in reliance on representations made by the Holder in Article 4 hereof. However, if the Holder shall have submitted to the Company any Common Shares to be legended in accordance with Section 4.2(b), then the Company, at its sole expense and with the cooperation of the Holder, shall cause its legal counsel to provide a legal opinion to the Company’s transfer agent, as required, that is in form and substance sufficient for such transfer agent to facilitate the sale of any such Common Shares by the Holder pursuant to Rule 144 in accordance with T+1 delivery timeframes.
5.3
Restrictions on Resale of Common Shares.
(a)
Holder acknowledges that it intends to sell the Common Shares on the open market pursuant to Rule 144 or another exemption from registration under the Securities Act. Upon the sale of all of the Common Shares in Tranche 1, Tranche 2, Tranche 3, or Tranche 4 (as set forth in Section 2.1(c) above), Holder will notify the Company in writing that the sale of all Common Shares in such tranche has been completed.

(b)
Holder covenants that, during the period commencing on the date hereof and ending on the date the last Common Share is sold on the open market by the Holder or an Assignee (the “Restricted Period”), neither the Holder, nor any of its Affiliates, collectively, will sell a number of Common Shares on the open market, in sales pursuant to Rule 144 or otherwise, exceeding, on any trading day, five percent (5%) of the arithmetic average of the trading volume for the Common Stock for each of the five (5) days ending on the trading day preceding the date of such sales (the “Restricted Amount”).
(c)
Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Common Shares to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Section 5.3; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver an agreement in a form satisfactory to the Company pursuant to which (i) the Assignee becomes subject to the restrictions set forth in Section 5.3(a) and (ii) sales by the Holder and its Affiliates and all Assignees and their Affiliates shall be aggregated for all purposes of this Section 5.3.
ARTICLE VI

MISCELLANEOUS
6.1
Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.2
Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.
6.3
Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
6.4
Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
6.5
Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the parties. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
6.6
Survival. The representations and warranties contained herein shall survive the Closing and at each Subsequent Closing and the delivery of the Common Shares.
6.7
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Cineverse Corp.

224 West 35th Street, Suite 500, #947

New York, NY 10001

Telephone: (212) 206-8600

Attention: Chief Legal Officer

Email: gloffredo@cineverse.com

With a copy to:

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

Telephone: (212) 808-7800

Attention: Carol W. Sherman, Esq.

Email:csherman@kelleydrye.com

If to the Holder:

OCI-Cinedigm, LLC

c/o Olympus Capital Investments, LLC

19 Headquarters Plaza

West Tower, 8th Floor

Morristown, New Jersey 07960

Telephone: (973) 753-0186

Attention: Christopher W. Bodell

Email: cbodell@loympuscapinv.com

With a copy to:

Wilson Sonsini Goodrich & Rosati

12235 El Camino Real

San Diego, California 92130

Telephone: (858) 350-2399

Attention: Jason Skolnik

Email: jskolnik@wsgr.com

6.8
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the

Holder. The Holder may assign some or all of its rights hereunder without the consent of the Company, except as may be inconsistent with the terms of this Agreement.
6.9
Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neutral genders; the feminine gender shall include the masculine and neutral genders; and the neutral gender shall include the masculine and feminine genders.

Each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

CINEVERSE CORP.

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Chief Legal Officer, Secretary and Senior advisor

HOLDER:

OCI-CINEDIGM, LLC

By:	/s/ Christopher W. Bodell
Name:	Christopher W. Bodell
Title:	Authorized Representative

For Issuance of Common Shares:

Registered Name:	Olympus Holdings, LLC
Address:	8 Campus Drive, Suite 202 Parsippany, NJ 07054
Federal Tax ID:	For the Benefit of OCI-Cinedigm, LLC 26-4048568